OncoSec Announces First Quarter Financial Results for Fiscal Year 2017

SAN DIEGO, December 8, 2016 /PRNewswire/ -- OncoSec Medical Incorporated (“OncoSec”) (NASDAQ: ONCS), a company developing DNA-based intratumoral cancer immunotherapies, today announced financial results for the fiscal first quarter 2017.

“We are delivering on our commitment to address an unmet medical need in melanoma with ImmunoPulse® IL-12. We are pleased with the early clinical response data presented from the melanoma combination trial, and we are focused on advancing our lead program – ImmunoPulse® IL-12 in anti-PD-1 non-responder advanced melanoma patients. Based on our current cash runway, we are positioned to meet our value-driving clinical and regulatory milestones into calendar 2018 and have a clear strategy to expand our therapeutic platform,” noted Punit Dhillon, OncoSec President and Chief Executive Officer. “Our primary focus for the next year is to initiate a melanoma registration-directed clinical study. We believe we will generate meaningful data in 2017 and 2018 to support the discussions with the FDA and a future biologics license application (BLA) to attract a partner, who is ready to advance this innovative therapy.”

FINANCIAL RESULTS

For the first quarter of fiscal 2017, OncoSec reported a net loss of $5.6 million or $0.29 per share, compared to a net loss of $7.0 million, or $0.47 per share for the same period last year. The decrease in net loss for the quarter ended October 31, 2016, compared with the same period in fiscal 2016, resulted primarily from (i) the completion of the melanoma monotherapy extension clinical trial, (ii) decreased engineering and lab supplies costs due to the completion of next-generation electroporation prototypes, (iii) decreased outside service fees due to leveraging in-house capabilities, and (iv) decreased stock-based compensation expense. There were no revenues for the quarter ended October 31, 2016 or October 31, 2015.

Research and development expenses were $3.1 million for the first quarter of fiscal 2017, compared to $3.7 million for the same period in fiscal 2016. General and administrative expenses were $2.5 million for the first quarter of fiscal 2017, compared to $3.4 million for the same period in fiscal 2016.

At October 31, 2016, OncoSec had $24.4 million in cash and cash equivalents, as compared to $28.7 million of cash and cash equivalents at July 31, 2016. OncoSec expects these funds to be sufficient to allow it to continue to operate its business for at least the next 12 months.

About OncoSec Medical Incorporated

OncoSec is a biotechnology company developing DNA-based intratumoral immunotherapies with an investigational technology, ImmunoPulse®, for the treatment of cancer. ImmunoPulse® is designed to enhance the local delivery and uptake of DNA-based immune-targeting agents, such as IL-12. In Phase I and II clinical trials, ImmunoPulse® IL-12 has demonstrated a favorable safety profile and evidence of anti-tumor activity in the treatment of various solid tumors as well as the potential to initiate a systemic immune response. OncoSec’s lead program, ImmunoPulse® IL-12, is currently in clinical development for several indications, including metastatic melanoma, and triple-negative breast cancer. The program’s current focus is on the significant unmet medical need in patients with melanoma who are refractory or non-responsive to anti-PD-1/PD-L1 therapies. In addition to ImmunoPulse® IL-12, the Company is also identifying and developing new immune-targeting agents for use with the ImmunoPulse® platform. For more information, please visit www.oncosec.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “expects,” “designed to,” “potential,” and similar references to future periods.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on management’s current preliminary expectations and are subject to risks and uncertainties, which may cause our results to differ materially and adversely from the statements contained herein. Potential risks and uncertainties that could cause actual results to differ from those predicted include, among others, the following our ability to raise additional funding necessary to fund continued operations; delays and other uncertainties inherent in pre-clinical studies and clinical trials, such as the ability to enroll patients in clinical trials and the risk of adverse events; our ability to recruit and retain qualified personnel; unexpected new data, safety and technical issues; and the other factors discussed in OncoSec’s filings with the Securities and Exchange Commission.

Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. OncoSec disclaims any obligation to update any forward-looking statements to reflect new information, events or circumstances after the date they are made, or to reflect the occurrence of unanticipated events.

OncoSec Medical Incorporated

Condensed Consolidated Balance Sheet and Condensed Balance Sheet

	October 31, 2016	July 31, 2016
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$24,350,898	$28,746,224
Prepaid expenses and other current assets	861,070	671,184
Total Current Assets	25,211,968	29,417,408
Property and equipment, net	2,687,992	2,799,930
Other long-term assets	189,785	189,309
Total Assets	$28,089,745	$32,406,647

Liabilities and Stockholders’ Equity

Liabilities
Current liabilities
Accounts payable and accrued liabilities	$3,011,475	$3,223,327
Accrued compensation	309,463	242,924
Total Current Liabilities	3,320,938	3,466,251
Other long-term liabilities	1,130,166	887,292
Total Liabilities	4,451,104	4,353,543

Commitments and Contingencies

Stockholders’ Equity
Common stock authorized - 160,000,000 common shares with a par value of $0.0001, common stock issued and outstanding — 19,584,645 and 18,036,263 common shares as of October 31, 2016 and July 31, 2016, respectively	25,424	25,269
Additional paid-in capital	89,664,757	88,233,965
Warrants issued and outstanding — 11,478,693 and 12,859,286 warrants as of October 31, 2016 and July 31, 2016, respectively	13,046,712	13,288,527
Accumulated other comprehensive loss	(9)	—
Accumulated deficit	(79,098,243)	(73,494,657)
Total Stockholders’ Equity	23,638,641	28,053,104
Total Liabilities and Stockholders’ Equity	$28,089,745	$32,406,647

OncoSec Medical Incorporated

Condensed Consolidated Statement of Operations and Condensed Statement of Operations (unaudited)

	Three Months Ended October 31, 2016	Three Months Ended October 31, 2015
Revenue	$—	$—
Expenses:
Research and development	3,099,739	3,659,313
General and administrative	2,502,455	3,375,906
Net loss before income taxes	(5,602,194)	(7,035,219)
Provision for income taxes	1,391	2,172
Net loss, net of tax	$(5,603,585)	$(7,037,391)
Basic and diluted net loss per common share	$(0.29)	$(0.47)
Weighted average shares used in computing basic and diluted net loss per common share	19,020,982	14,826,887

OncoSec Medical Incorporated

Condensed Consolidated Statement of Cash Flows and Condensed Statement of Cash Flows (unaudited)

	Three Months Ended October 31, 2016		Three Months Ended October 31, 2015
Operating activities
Net loss		$(5,603,585)		$(7,037,391)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization		94,774		65,125
Loss on disposal of property and equipment		—		572
Stock-based compensation		1,148,209		1,562,066
Changes in operating assets and liabilities:
(Increase) Decrease in prepaid expenses and other current assets		(189,886)		441,669
(Increase) Decrease in other long-term assets		(476)		26,685
(Decrease) Increase in accounts payable and accrued liabilities		(183,121)		549,221
Increase in accrued compensation		66,539		—
Increase (Decrease) in other long-term liabilities		242,874		(265,735)
Net cash used in operating activities		(4,424,662)		(4,657,788)
Investing activities
Purchases of property and equipment		(9,578)		(481,107)
Net cash used in investing activities		(9,578)		(481,107)
Financing activities
Proceeds from issuance of common stock through employee stock purchase plan		25,617		—
Proceeds from exercise of warrants		13,306		—
Net cash provided by financing activities		38,923		—
Effect of exchange rate changes on cash		(9)
Net (decrease) in cash		(4,395,326)		(5,138,895)
Cash and cash equivalents, at beginning of period		28,746,224		32,035,264
Cash and cash equivalents, at end of period		$24,350,898		$26,896,369

Supplemental disclosure for cash flow information:
Cash paid during the period for:
Interest		$—		$—
Income taxes		$1,391		$2,172

Noncash investing and financing transaction:
Issuance of common stock in connection with a contractual agreement	$			$55,500
Noncash expiration of warrants		$228,509		$—
Noncash activity related to the issuance of warrants in-transit		$2,000	$	__

Contact
Investor Relations:

Sophia Ononye, PhD MPH MBA
OncoSec Medical Incorporated
855-662-6732
investors@oncosec.com

Media Relations:
Sophia Ononye, PhD MPH MBA
OncoSec Medical Incorporated
855-662-6732
media@oncosec.com